As filed with the Securities and Exchange Commission on May 18, 2026

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

PROCAP FINANCIAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	39-2767031
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

600 Lexington Avenue, Floor 2 New York, New York	10022
(Address of Principal Executive Offices)	(Zip Code)

2025 Equity Incentive Plan, as amended

(Full title of the plan)

Anthony Pompliano

Chief Executive Officer

600 Lexington Avenue, Floor 2

New York, New York 10022

(305) 938-0912

(Name, address and telephone number, including area code, of agent for service)

Copy to:

Constantine Karides, Esq.	Jeffrey G. Aromatorio, Esq.
Lynwood E. Reinhardt, Esq.	Reed Smith LLP
Katherine E. Geddes, Esq.	225 Fifth Avenue
Reed Smith LLP	Pittsburgh, Pennsylvania 15222
599 Lexington Avenue	(412) 288-3364
New York, NY 10022
(212) 521-5400

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

INTRODUCTION

This Registration Statement on Form S-8 (this “Registration Statement”) is being filed by ProCap Financial, Inc. (the “Registrant”) pursuant to General Instruction E of Form S-8 to register an additional 12,000,000 shares of its Common Stock available for issuance under the ProCap Financial, Inc. 2025 Equity Incentive Plan, as amended (the “Plan”).

These 12,000,000 shares of Common Stock are in addition to the 12,733,020 shares of Common Stock previously registered pursuant to the Registrant’s Registration Statement on Form S-8 (File No. 333-293165), filed with the Securities and Exchange Commission (the “Commission”) on February 3, 2026 (the “Prior Registration Statement”). The increase in the number of shares authorized for issuance under the Plan was approved by the Registrant’s stockholders on March 27, 2026. Following that approval, the aggregate share reserve under the Plan is 24,733,020 shares of Common Stock.

Pursuant to General Instruction E to Form S-8, the contents of the Prior Registration Statement are incorporated herein by reference to the extent not modified or superseded hereby.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The documents containing the information specified in Part I of Form S-8 will be sent or given to plan participants as specified by Rule 428(b)(1) under the Securities Act. Such documents are not being filed with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act. Such documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of Form S-8, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents filed by the Registrant with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are incorporated by reference into this Registration Statement:

●	the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025, filed with the Commission on February 18, 2026;

●	the Registrant’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2026, filed with the SEC on May 14, 2026;

●

the Registrant’s Current Reports on Form 8-K or Form 8-K/A filed with the Commission on January 23, 2026, February 9, 2026, March 2, 2026, March 30, 2026, April 3, 2026, and April 6, 2026, to the extent the information in such report is filed and not furnished; and

●	the description of the Registrant’s capital stock contained in its Registration Statement on Form 8-A filed with the Commission on December 5, 2025, as updated and superseded by the description of the Registrant’s capital stock contained in Exhibit 4.1 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025, filed with the Commission on February 18, 2026, including any amendment or report filed for the purpose of updating such description.

All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference in this Registration Statement shall be deemed modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document that also is deemed to be incorporated by reference in this Registration Statement modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement. Notwithstanding the foregoing, information furnished under Items 2.02 or 7.01 of any Current Report on Form 8-K, including the related exhibits, shall not be incorporated by reference unless specifically stated otherwise in such filing.

Item 8. Exhibits.

The following exhibits are hereby filed as part of this Registration Statement:

EXHIBIT INDEX

Exhibit No.	Description
4.1	Amended and Restated Certificate of Incorporation, as currently in effect (incorporated herein by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed with the Commission on December 11, 2025).
4.2	Amended and Restated By-Laws, as currently in effect (incorporated herein by reference to Exhibit 3.2 to the Registrant’s Current Report on Form 8-K filed with the Commission on December 11, 2025).
5.1	Opinion of Reed Smith LLP (filed herewith).
23.1	Consent of Reed Smith LLP (contained in Exhibit 5.1).
23.2	Consent of MaloneBailey, LLP (filed herewith).
24.1	Power of Attorney (included on the signature page of this Registration Statement).
99.1	ProCap Financial, Inc. 2025 Equity Incentive Plan (incorporated herein by reference to Exhibit 10.9 to the Registrant’s Current Report on Form 8-K filed with the Commission on December 11, 2025).
99.2	Amendment to the ProCap Financial, Inc. 2025 Equity Incentive Plan (filed herewith).
107	Filing Fee Table (to be filed herewith).

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on May 18, 2026.

PROCAP FINANCIAL, INC.

By:	/s/ Anthony Pompliano
Name:	Anthony Pompliano
Title:	Chairman and Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Anthony Pompliano, acting alone or together with another attorney-in-fact, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and re-substitution, for him or her and in his or her name, place, and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments, exhibits thereto and other documents in connection therewith) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them individually, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Anthony Pompliano	Chairman and Chief Executive Officer	May 18, 2026
Anthony Pompliano	(Principal Executive Officer)

/s/ Renae Cormier	Chief Financial Officer	May 18, 2026
Renae Cormier	(Principal Financial and Accounting Officer)

/s/ Eric Jackson	Director	May 18, 2026
Eric Jackson

/s/ Bill Koutsouras	Director	May 18, 2026
Bill Koutsouras

/s/ Gary Quin	Director	May 18, 2026
Gary Quin